UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2006, Kraton Polymers LLC (the "Company") entered into Amendment No. 5 (the "Amendment") to the Credit and Guaranty Agreement, dated as of December 23, 2003, as amended from time to time, among the Company, each of the guarantors thereto, UBS AG, Stamford Branch, as Administrative Agent and each of the lenders thereto, to permit the restructuring of the Company's European assets to realize potential savings from its European subsidiaries. The restructuring is expected to save the Company approximately $8 to $12 million in cash payments over the next 5 years. The terms of the Agreement are set forth on Exhibit 10.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this Current Report pursuant to Item 1.01.

(c) Exhibits

10.1 Amendment No. 5 to Credit and Guaranty Agreement dated December 15, 2006, between the Company, the Guarantors,the Administrative Agent and the Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

December 15, 2006	By:	/s/ Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 5 to Credit and Guaranty Agreement dated as of December 15, 2006, executed by and among the Company, the Guarantors, the Administrative Agent and the Lenders.